As filed with the Securities and Exchange Commission on February 20, 2025
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

IPG PHOTONICS CORPORATION (Exact name of registrant as specified in its charter)

Delaware	04-3444218
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

377 Simarano Drive
Marlborough, Massachusetts 01752
(508) 373-1100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Adam N. King, Esq.
Assistant General Counsel and Assistant Secretary
IPG Photonics Corporation
377 Simarano Drive
Marlborough, Massachusetts 01752
(508) 373-1100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Stuart M. Cable, Esq.
Joseph C. Theis, Jr., Esq.
Goodwin Procter LLP
100 Northern Avenue
Boston, Massachusetts 02210
(617) 570-1000

Approximate date of commencement of proposed sale to the public: From time to time or at one time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS
2,150,000 Shares

IPG Photonics Corporation
Common Stock

This prospectus relates to the offer and resale from time to time by The Valentin Gapontsev Trust I and The Valentin Gapontsev Trust III, or collectively, the Selling Stockholders, of up to an aggregate of 2,150,000 shares of our common stock. All of the shares are outstanding shares of common stock held by the Selling Stockholders. We will not sell any shares of common stock under this prospectus and will not receive any of the proceeds from the sale or other disposition of common stock by the Selling Stockholders.
The Selling Stockholders identified in this prospectus or their pledgees, assignees or successors-in-interest may offer and sell or otherwise dispose of the shares of our common stock from time to time through public or private transactions. The shares of our common stock offered by the Selling Stockholders may be sold at market prices prevailing at the time of sale, at prices related to such market prices, at a fixed price or prices subject to change, or at negotiated prices at, above or below prevailing market prices. The Selling Stockholders will bear all commissions and discounts, if any, attributable to the sales of shares and will bear all other costs, expenses and fees in connection with the registration of the shares. See the section titled “Plan of Distribution” for more information about how the Selling Stockholders may sell or dispose of their shares of common stock.
Our common stock is listed on The Nasdaq Global Select Market under the symbol “IPGP.” On February 14, 2025, the last reported sale price of shares of our common stock on The Nasdaq Global Select Market was $63.53 per share.

Investing in our common stock involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page 3 of this prospectus and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 20, 2025.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a shelf registration process relating to the securities described in this prospectus, which registration statement became automatically effective upon filing.
This prospectus relates to the resale of shares of our common stock held by the Selling Stockholders identified under the section titled “Selling Stockholders.” The shares of our common stock that may be offered by the Selling Stockholders using this prospectus represent shares of our common stock held by the Selling Stockholders. This prospectus provides you with a general description of the securities the Selling Stockholders may offer. When the Selling Stockholders sell shares of our common stock using this prospectus, we or such Selling Stockholders may, if required, provide a prospectus supplement that will contain specific information about the offering and the securities offered, and may also add, update or change information contained in this prospectus. If there is any inconsistency between information in this prospectus and any accompanying prospectus supplement, you should rely on the information in the most recent applicable prospectus supplement and documents incorporated by reference herein and therein.
You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. Neither we nor the Selling Stockholders have authorized anyone else to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus or a prospectus supplement.
Neither we nor the Selling Stockholders are offering to sell these securities in any jurisdiction where such offer and sale is not permitted. The distribution of this prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside the United States. Neither this prospectus nor any accompanying prospectus supplement constitutes, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus or such accompanying prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
The information contained in this prospectus or in an applicable prospectus supplement is accurate only as of their respective dates, and the information in the documents incorporated by reference in this prospectus or any applicable prospectus supplement is accurate only as of the date of those documents, regardless of the time of delivery of this prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date. It is important for you to read and consider all information contained or incorporated by reference in this prospectus or any applicable prospectus supplement in making your investment decision. You should read both this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference into this prospectus and the additional information described under “Where You Can Find More Information” in this prospectus, before investing in our common stock.
Unless otherwise indicated or the context otherwise requires, references in this prospectus to the “Company,” “we,” “us” and “our” refer, collectively, to IPG Photonics Corporation, a Delaware corporation, and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.
We use various trademarks and tradenames in our business, including “IPG Photonics” and our corporate logo. All other trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the symbols ® and ™, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

ABOUT THE COMPANY
The following highlights information about the Registrant and our business contained elsewhere or incorporated by reference in this prospectus. It is not complete and does not contain all of the information that you should consider before investing in any of our securities. You should carefully read this prospectus together with the more detailed information incorporated by reference in this prospectus.
Overview
IPG Photonics Corporation ("IPG", the "Company", the "Registrant", "we", "us" or "our") develops, manufactures and sells high-performance fiber lasers, fiber amplifiers, diode lasers and laser-based systems that are used for diverse applications in materials processing, medical and advanced applications. Fiber lasers combine the advantages of semiconductor diodes, such as long life and high efficiency, with the high amplification and precise beam qualities of specialty optical fibers to deliver superior performance, reliability and usability.
We sell our products globally to original equipment manufacturers ("OEMs"), system integrators and end users. We market our products internationally, primarily through our direct sales force. Our major manufacturing facilities are located in the United States and Germany. We have sales service offices and applications laboratories worldwide.
We are vertically integrated such that we design and manufacture most of the key components used in our finished products, from semiconductor diodes to optical fiber preforms, finished fiber lasers and amplifiers. We manufacture complementary products used with our lasers including optical delivery cables, fiber couplers, beam switches, optical processing heads, in-line sensors and chillers. Our vertically integrated operations allow us to reduce manufacturing costs, control quality, rapidly develop and integrate advanced products and protect our proprietary technology.
We began operations in 1990, and we were incorporated in Delaware in 1998. Our principal executive offices are located at 377 Simarano Drive, Marlborough, Massachusetts 01752, and our telephone number is (508) 373-1100. Our corporate website address is www.ipgphotonics.com. Our website and the information contained on, or that can be accessed through, the website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our securities.
Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available, free of charge, on or through our website as soon as reasonably practicable after such reports and amendments are electronically filed with or furnished to the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding our filings at www.sec.gov.
For additional information about our Company, please refer to other documents we have filed with the SEC and that are incorporated by reference into this prospectus, as listed under the heading “Incorporation of Certain Information by Reference.”

RISK FACTORS
Investing in our common stock involves a high degree of risk. Before making a decision to invest in our common stock, in addition to the other information contained in this prospectus, in any accompanying prospectus supplement or incorporated by reference herein or therein, you should carefully consider the risks set forth below and the risks described under “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2024, as well as any amendments thereto, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus and any applicable prospectus supplement, the documents incorporated by reference, and any free writing prospectus that we may authorize for use in connection with a specific offering. See the section titled “Where You Can Find Additional Information.”
Future sales of our common stock by the Selling Stockholders could cause our stock price to decline.
Sales of a substantial number of shares of our common stock by the Selling Stockholders in the public market or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities or other securities convertible into or exchangeable for equity securities, regardless of whether there is any relationship between such sales and the performance of our business.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, together with any accompanying prospectus supplement, includes and incorporates by reference “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and releases issued by the SEC and within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements other than statements of historical facts contained in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plan, objectives of management and expected market growth, are forward-looking statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include, but are not limited to, those described under “Risk Factors” and include, among other things:
•Uncertainty and adverse changes in the general economic conditions of markets in which we participate negatively affect our business.
•Downturns in the markets we serve, particularly materials processing, could have a material adverse effect on our sales and profitability.
•The markets for our products are highly competitive and currently subject to significant price and technological competition, and if we are unable to compete successfully, it could result in reduced sales, reduced gross margins or the loss of market share.
•The laser industry is experiencing declining average selling prices, which could cause our gross margins to decline and harm our operating results.
•Our ability to maintain or increase sales depends upon our ability to develop new products, penetrate new applications and end markets for fiber lasers and maintain or increase our market share in existing applications.
•Our vertically integrated business results in high levels of fixed costs and inventory levels that may adversely impact our gross profits and our operating results in the event that demand for our products declines or we maintain excess inventory levels.
•Our manufacturing capacity and operations may not be appropriate for future levels of demand and may adversely affect our gross margins.
•We are subject to litigation alleging that we infringe third-party intellectual property rights. Intellectual property claims could result in costly litigation and harm our business.
•Our inability to protect our intellectual property and proprietary technologies could result in the unauthorized use of our technologies by third parties, hurt our competitive position and adversely affect our operating results.
•Our information systems are subject to cyber-attacks, interruptions and failures. If unauthorized access is obtained to our information systems, we may incur significant legal and financial exposure and liabilities.
•Certain trusts and a company created by the late founder of the Company collectively control over 35% of our voting power and have a significant influence on the outcome of director elections and other matters requiring stockholder approval, including a change in corporate control.
•We have experienced, and expect to experience in the future, fluctuations in our quarterly operating results. These fluctuations may increase the volatility of our stock price and may be difficult to predict.

These forward-looking statements are neither promises nor guarantees of future performance due to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those indicated by these forward-looking statements, including, without limitation, the risks more fully discussed in the “Risk Factors” section in this prospectus, and the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under “Item 1A. Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K for the period ended December 31, 2024, as updated by our subsequent quarterly and other reports and documents that are incorporated by reference into this prospectus.
Given these uncertainties, readers should not place undue reliance on our forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made and are not guarantees of future performance. Except as may be required by applicable law, we do not undertake to update any forward-looking statements after the date of this prospectus or the respective dates of documents incorporated by reference herein or therein that include forward-looking statements.

USE OF PROCEEDS
All of the shares of common stock offered hereby are being sold by the Selling Stockholders identified in this prospectus. We will not receive any proceeds from the sale of shares of common stock by the Selling Stockholders.
The Selling Stockholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholders in disposing of the shares. Pursuant to the Registration Rights Letter described under “Selling Stockholders,” the Selling Stockholders have also agreed to bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, and the fees and expenses of our counsel and our independent registered public accountants.

SELLING STOCKHOLDERS
On February 20, 2025, we entered into a Registration Rights Letter with the Selling Stockholders pursuant to which the Selling Stockholders have certain rights to include for registration shares of their common stock. This prospectus covers the sale or other disposition by the Selling Stockholders of up to the total number of shares of common stock held by the Selling Stockholders that are subject to the Registration Rights Letter. Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the Selling Stockholders, we are referring to the shares held by the Selling Stockholders that are subject to the Registration Rights Letter.
The Selling Stockholders acquired such shares of common stock from Dr. Valentin P. Gapontsev, the late founder and former Chief Executive Officer and Chairman the Company, in estate planning transactions. On December 17, 2010, Dr. Gapontsev sold 7,200,000 shares of common stock to The Valentin Gapontsev Trust I, an irrevocable trust he established for estate planning purposes (“Trust I”). On the same day, Dr. Gapontsev also gifted 800,000 shares of common stock to Trust I. On December 13, 2012, Dr. Gapontsev established The Valentin Gapontsev Trust III, an irrevocable trust, for estate planning purposes (“Trust III”). On December 13, 2012, Dr. Gapontsev sold 890,000 shares of common stock and gifted 110,000 shares of common stock to Trust III for estate planning purposes.

We are registering the above-referenced shares to permit each of the Selling Stockholders to resell or otherwise dispose of the shares listed in the table below in the manner contemplated under “Plan of Distribution” below.
The table below sets forth certain information known to us, based upon written representations from the Selling Stockholders, with respect to the beneficial ownership of our shares of common stock held by the Selling Stockholders as of February 14, 2025. Because the Selling Stockholders may sell, transfer or otherwise dispose of all, some or none of the shares of our common stock covered by this prospectus, we cannot determine the number of such shares that will be sold, transferred or otherwise disposed of by the Selling Stockholders, or the amount or percentage of shares of our common stock that will be held by the Selling Stockholders upon termination of any particular offering. See the section titled “Plan of Distribution.” For purposes of the table below, we assume that the Selling Stockholders will sell all their shares of common stock covered by this prospectus.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that each of the Selling Stockholders has sole voting and investment power with respect to all shares of common stock that it beneficially owns. Unless otherwise described below, to our knowledge, the Selling Stockholders have not held any position or office or had any other material relationship with us or our affiliates during the three years prior to the date of this prospectus. In addition, except as otherwise described below, based on the information provided to us by the Selling Stockholders, the Selling Stockholders are not broker-dealers or affiliates of a broker-dealer.
Applicable percentage ownership is based on 42,548,561 shares of common stock outstanding as of February 14, 2025.

	Shares Beneficially Owned Before this Offering		Number of Shares Offered	Shares Beneficially Owned After this Offering(3)
Name of Selling Stockholder	Shares	%		Shares	%
Valentin Gapontsev Trust I (1)	7,200,599	16.9	1,890,000	5,310,599	12.5
Valentin Gapontsev Trust III (2)	899,720	2.1	260,000	639,720	1.5

(1) Includes 7,200,599 shares owned of record by Trust I. Dr. Eugene Scherbakov, a director of the Company, and Mr. Angelo Lopresti, an executive officer of the Company, are two of the three trustees of Trust I. In such role, Dr. Scherbakov and Mr. Lopresti share voting, investment and disposal powers with IQ EQ Trust Company, U.S., LLC ("IQ EQ"), the other trustee of Trust I which has no relationship to the Company. Each trustee of Trust I disclaims beneficial ownership of the shares held by such trust. The address of Trust I is 3 Executive Park Drive, Suite 302, Bedford, NH 03110.
(2) Includes 899,720 shares owned of record by Trust III. Dr. Eugene Scherbakov and Mr. Angelo Lopresti are two of the three trustees of Trust III. In such role, Dr. Scherbakov and Mr. Lopresti share voting, investment and disposal powers with IQ EQ, the other trustee of Trust III which has no relationship to the Company. Each trustee of Trust III disclaims beneficial ownership of the shares held by such trust. The address of Trust III is 3 Executive Park Drive, Suite 302, Bedford, NH 03110.
(3) Assumes that the Selling Stockholders dispose of all of their respective shares of common stock covered by this prospectus and do not acquire beneficial ownership of any additional shares of common stock. The registration of these shares of common stock does not necessarily mean that the Selling Stockholders will sell all or any portion of their respective shares of common stock covered by this prospectus.

PLAN OF DISTRIBUTION
We are registering the shares of common stock held by the Selling Stockholders to permit the resale of such shares from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholders of the shares of common stock. The Selling Stockholders will bear all fees and expenses incident to our obligation to register the shares of common stock.
The Selling Stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or selling commissions. The shares of common stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more other transactions, including transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices at, above or below prevailing market prices. These sales may be effected in transactions, which may involve crosses or block transactions. The Selling Stockholders may use any one or more of the following methods when selling shares:
•an underwritten offering;
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•an exchange distribution in accordance with the rules of the applicable exchange;
•privately negotiated transactions;
•settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;
•through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;
•through trading plans entered into by a Selling Stockholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•a combination of any such methods of sale; and
•any other method permitted pursuant to applicable law.
The Selling Stockholders also may resell all or a portion of the shares in open market transactions in reliance upon an exemption from registration under the Securities Act, including upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus (as supplemented or amended to reflect such transactions); provided that they meet the criteria and conform to the requirements of such exemptions and provisions.
Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. If the Selling Stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a further prospectus supplement or an amendment to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.01.
In connection with sales of the shares of common stock or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The Selling Stockholders may also sell shares of common stock short and if such short sale shall take place after the date of this prospectus, the Selling Stockholders may deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or under a supplement or any amendment to this prospectus under an applicable provision of the Securities Act, amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
Each Selling Stockholder has informed the Company that it is not a registered broker-dealer, and that other than Rule 10b5-1 plans that may be adopted from time to time by one or more of the Selling Stockholders, it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. Upon the Company being notified in writing by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement or amendment to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.
Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
There can be no assurance that any Selling Stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.
Each Selling Stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the Selling Stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.
The Selling Stockholders have agreed to pay all expenses of the registration of the shares of common stock pursuant to the Registration Rights Letter, including, without limitation, SEC filing fees and the fees and expenses of our counsel and our independent registered public accountants. Each Selling Stockholder will also pay all underwriting discounts and selling commissions, if any and any other related legal expenses incurred by it. We will indemnify the Selling Stockholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the Registration Rights Letter. We may be indemnified by the Selling Stockholders against certain liabilities, including some liabilities under the Securities Act, that may arise from any written information furnished to us by the Selling Stockholders specifically for use in this prospectus, in accordance with the Registration Rights Letter.
LEGAL MATTERS
The validity of the shares of common stock being offered hereby will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts.
EXPERTS
The financial statements of IPG Photonics Corporation incorporated by reference in this Prospectus, and the effectiveness of IPG Photonics Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents may be accessed without charge through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov). You may also inspect the registration statement, this prospectus and any applicable prospectus supplement on this website.
Those filings are also available to the public on, or accessible through, our website at www.ipgphotonics.com. Information contained on our website is not incorporated by reference into this prospectus, and, except for the documents incorporated by reference as noted below, you should not rely upon or consider any information on, or that can be accessed from, our website as part of this prospectus or the registration statement of which this prospectus is a part.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file after the date hereof with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions, after the date of this prospectus and prior to the termination of this offering:
•our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 20, 2025;
•our Current Report on Form 8-K filed with the SEC on February 11, 2025 (other than information furnished rather than filed); and
•the description of our common stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 24, 2020, including any amendments or reports filed for the purpose of updating such description.
Pursuant to Rule 412 under the Securities Act, any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus but not delivered with the prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing us at the following address: IPG Photonics Corporation, Attention: Corporate Secretary, 377 Simarano Drive, Marlborough, Massachusetts 01752.
You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.
This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into such registration statement. You should read the exhibits carefully for provisions that may be important to you.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.    Other Expenses of Issuance and Distribution
Set forth below is an estimate (except in the case of the SEC registration fee) of the amount of fees and expenses to be incurred in connection with the securities being registered hereby. The Selling Stockholders will bear all of the following costs, expenses and fees in connection with the registration of the securities.

SEC registration fee	$20,425
Legal fees and expenses	$40,000
Accounting fees and expenses	$35,000
Printing and miscellaneous expenses	$—
Total	$95,425

Item 15.    Indemnification of Directors and Officers
Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors, and other corporate agents.
Article VIII of our Restated Certificate of Incorporation (“Certificate of Incorporation”) provides that no director or officer of our company shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director. This provision does not eliminate or limit the liability of any of our directors or officers (1) for any breach of the director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) in respect of unlawful dividend payments or stock redemptions or repurchases or (4) for any transaction from which the director derived an improper personal benefit. In addition, our Certificate of Incorporation provides that if the Delaware General Corporation Law is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of our company shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.
Article VIII of the Certificate of Incorporation further provides that any repeal or modification of such article by our stockholders or an amendment to the Delaware General Corporation Law will not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a director serving at the time of such repeal or modification.
Article VI of the Certificate of Incorporation and Section X of our Amended and Restated Bylaws (“Bylaws”) provide that, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, we will indemnify any person (Covered Person) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (proceeding), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the company or, while a director or officer of the company, is or was serving at the request of the company as a director, officer, employee or agent of another company or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. However, we will be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by our board of directors.
In addition, Article VI of the Certificate of Incorporation and Section X of the Bylaws provide that the right of each of our directors and officers to indemnification and advancement of expenses shall not be exclusive of any other right now possessed or hereafter acquired under any statute, provision of the Certificate of Incorporation or Bylaws, agreement, vote of stockholders or otherwise.
We have entered into indemnification agreements with each of our directors and executive officers. These agreements provide that we will indemnify each of our directors and executive officers to the fullest extent permitted by law. We also maintain a general liability insurance policy which covers certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers.
Any underwriting agreements that we may enter into will likely provide for the indemnification of us, our controlling persons, our directors and certain of our officers by the underwriters against certain liabilities, including liabilities under the Securities Act.
Item 16.    Exhibits

Exhibit Number	Exhibit Title	Form	File No.	Exhibit	Filing Date
3.1	Restated Certificate of Incorporation of the Registrant, as currently in effect.	10-Q	001-33155	3.1	August 1, 2023
3.2	Amended and Restated Bylaws, as currently in effect.	8-K	001-33155	3.2	January 23, 2023
4.1	Specimen Common Stock Certificate.	S-1	333-136521	4.1	November 14, 2006
5.1	Opinion of Goodwin Procter LLP.	—	—	—	Filed herewith
10.1	Registration Rights Letter, dated February 20, 2025	—	—	—	Filed herewith
23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.	—	—	—	Filed herewith
23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1 hereto).	—	—	—	Filed herewith
24.1	Power of Attorney (included in the signature pages to this registration statement).	—	—	—	Filed herewith
107	Filing Fee Table				Filed herewith

Item 17.    Undertakings
(a)    The undersigned Registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by section 10(a)(3) of the Securities Act;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that subparagraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)    Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)    The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the annual reports of the Registrant pursuant to Section 13(a) or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, if any, shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(6)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Marlborough, Massachusetts, on February 20, 2025.
IPG Photonics Corporation
By: /s/ Mark Gitin
Mark Gitin
Chief Executive Officer and Director
(Principal Executive Officer)
POWER OF ATTORNEY
We, the undersigned directors and officers of IPG Photonics Corporation (the Company), hereby severally constitute and appoint Dr. Mark Gitin and Angelo P. Lopresti, Esq., and each of them singly, our true and lawful attorneys, with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith, and any and all pre-effective and post-effective amendments to said registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of equity securities of the Company, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney. This Power of Attorney does not revoke any power of attorney previously granted by the undersigned, or any of them.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the date indicated:

Signature	Title	Date
/s/ Mark Gitin	Chief Executive Officer and Director (Principal Executive Officer)	February 20, 2025
Mark Gitin
/s/ Timothy P.V. Mammen	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	February 20, 2025
Timothy P.V. Mammen
/s/ Thomas J. Burgomaster	Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	February 20, 2025
Thomas J. Burgomaster
/s/ Gregory Beecher	Director	February 20, 2025
Gregory Beecher
/s/ Michael Child	Director	February 20, 2025
Michael Child

/s/ Jeanmarie Desmond	Director	February 20, 2025
Jeanmarie Desmond
/s/ Gregory Dougherty	Director	February 20, 2025
Gregory Dougherty
/s/ Kolleen Kennedy	Director	February 20, 2025
Kolleen Kennedy
/s/ Eric Meurice	Director	February 20, 2025
Eric Meurice
/s/ Natalia Pavlova	Director	February 20, 2025
Natalia Pavlova
/s/ John Peeler	Non-Executive Chair of the Board and Director	February 20, 2025
John Peeler
/s/ Eugene Scherbakov	Director	February 20, 2025
Eugene Scherbakov
/s/ Agnes Tang	Director	February 20, 2025
Agnes Tang